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                                                                    Exhibit 99.1


                                                                  EXECUTION COPY

                              24/7 REAL MEDIA, INC.

                            SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT

     This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of September 19, 2002, by and among 24/7 Real Media, Inc., a Delaware corporation (the "Company") and the parties listed on the Schedule of Purchasers attached to this Agreement as Exhibit A (each purchaser hereinafter individually referred to as a "Purchaser" and collectively as the "Purchasers").

                                    RECITALS

     WHEREAS, the Company desires to sell and the Purchasers desire to purchase shares of the Company's Series B Preferred Stock, par value $0.01 per share (the "Series B Stock").

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. PURCHASE AND SALE OF STOCK

          1.1 Authorization. As of the Closing (as defined below), the Company will have authorized the issuance and sale to the Purchasers, pursuant to the terms of this Agreement, of 125,000 shares of the Series B Stock having the powers, designations, preferences, voting rights, relative and other special rights, and the qualifications, limitations and restrictions set forth in the resolutions of the Company's Board of Directors (the "Board") attached hereto as Exhibit B (the "Series B Designation").

          1.2 Agreement to Purchase and Sell Stock. Subject to the terms and conditions of this Agreement including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 4.1 and 5.1 below, each Purchaser agrees to purchase from the Company at the Closing, and the Company agrees to issue and sell to each Purchaser at the Closing, the number of shares of Series B Stock set forth beside such Purchaser's name on Exhibit A hereto, at a price per share equal to Ten Dollars ($10.00), for an aggregate purchase price of $1,250,000 (the "Purchase Price"), based on an initial conversion price of $0.2066 per share. The shares of Series B Stock issued and sold to the Purchasers at the Closing are referred to herein as the "Series B Shares." The shares of the Company's common stock, par value $0.01 per share ("Common Stock") issuable upon conversion of the Series B Stock is referred to herein as the "Conversion Stock." The Series B Shares and Conversion Stock are sometimes collectively referred to herein as the "Securities."




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          1.3 Closing. The closing of the purchase and sale of the Series B
Shares hereunder shall be held at the law offices of counsel to the Company, Proskauer Rose LLP, 1585 Broadway, New York, New York, 10036, at 10:00 a.m. local time promptly following the satisfaction (or waiver) of the conditions set forth in Sections 4.1 and 5.1 hereof (other than conditions which will be satisfied at, but not before, the Closing) or at such other time and place as the Company and Purchasers purchasing a majority of the Series B Shares mutually agree (which time and place are designated as the "Closing").

          1.4 Delivery. Subject to the terms of this Agreement, at the Closing, the Company shall deliver to each Purchaser a certificate representing the number of Series B Shares purchased by such Purchaser against payment to the Company of the aggregate Purchase Price for the Series B Shares so purchased by check or wire transfer of immediately available funds to such account as may be designated by the Company no later than 12:00 p.m. New York Time on the business day preceding the Closing.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing, and except as set forth with reasonable specificity on the Disclosure Letter delivered to Purchasers concurrently with this Agreement (the "Disclosure Letter"), as follows:

          2.1 Organization and Standing: Certificate of Incorporation and Bylaws. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing under such laws and is authorized to exercise all of its corporate powers, rights and privileges. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, other than such corporate power and authority, the absence of which would not reasonably be expected to cause a Material Adverse Effect. A Material Adverse Effect means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the Company's ability to consummate the transactions contemplated hereby or to enter into the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement and the Investor's Rights Agreement substantially in the form of Exhibit C hereto (the "Investors' Rights Agreement" and, together with this Agreement, the "Financing Agreements"). The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would reasonably be expected to cause a Material Adverse Effect. True, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as will be in effect at the Closing, have been delivered to counsel for the Purchasers.

          2.2 Corporate Power; Authorization.

               (a) The Company has the requisite corporate power to execute and deliver the Financing Agreements, to issue and sell the Series B Shares hereunder, to execute and file the Series B Designation (the "Certificate of Designation") and to carry out and perform its obligations under the terms of the Financing Agreements and the Certificate of Designation.




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               (b) All corporate action on the part of the Company, its
stockholders, officers and directors necessary for the authorization, execution, delivery and performance of the Financing Agreements and the Certificate of Designation and for the authorization, sale, issuance (or reservation for issuance) and delivery of the Securities, and the performance of the Company's obligations hereunder and thereunder, has been taken. This Agreement has been duly executed and delivered by the Company and constitutes, and the Investors' Rights Agreement when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights. The Certificate of Designation has been filed prior to the Closing with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with their terms and shall not have been amended unless in compliance with their terms.

          2.3 Subsidiaries. Each of the subsidiaries of the Company listed on
Schedule 2.3 of the Disclosure Letter (the "Subsidiaries") is validly existing, and the Company is the sole record and beneficial owner of the all of the capital stock of each of the Subsidiaries. There is no obligation or commitment of the Company or any Subsidiary to issue shares, options, warrants or other rights with respect to any Subsidiary to any person. The Company has no affiliated companies other than the Subsidiaries and does not otherwise own or control, directly or indirectly, any material equity interest in any other corporation, partnership, association or other business entity except as disclosed in the Financial Statements (as defined below). The Company is not a party to any material partnership or joint venture.

          2.4 Capitalization.

               (a) The authorized capital stock of the Company consists of (A) 140,000,000 shares of Common Stock, of which 52,005,617 are issued and outstanding as of the date hereof and (B) 10,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), of which 160,000 shares are issued and outstanding, and of which 800,000 shares are designated as Series A Stock and 340,000 shares are designated as Series A-1 Stock. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the Financing Agreements or in Schedule 2.4 of the Disclosure Letter, and except for 11,386,547 shares of Common Stock reserved for issuance under the Company's 1998 Stock Incentive Plan, of which 8,301,509 shares are subject to outstanding options issued under such plan and 1,023,162 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; 2,500,000 shares of Common Stock reserved for issuance under the Company's 2001 Stock Incentive Plan for Non-Officers, of which 2,176,184 shares are subject to outstanding options issued under such plan and 5,188 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; 1,250,000 shares of Common Stock reserved for issuance under the Company's 2001 Equity Compensation Plan, of which 1,250,000 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; 3,000,000 shares of Common Stock reserved for issuance under the Company's 2002 Equity Compensation Plan, of which 248,397 shares have




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been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; and 4,020,412 shares of Common Stock issuable upon the exercise of the warrants listed in Schedule 2.4 of the Disclosure Letter, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (v) there are no financing statements securing obligations in any amounts greater than Five Hundred Thousand Dollars ($500,000) in the aggregate, filed in connection with the Company; (vi) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (vii) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (ix) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement.

               (b) Issuance of Securities. As of the Closing, the Series B Shares will have been duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and
(iii) entitled to the rights and preferences set forth in the Certificate of Designation. As of the Closing, at least 6,050,339 shares of Common Stock will have been duly authorized and reserved for issuance upon conversion of the Series B Shares. Upon conversion of the Series B Shares in accordance with the Series B Designation, the shares of Conversion Stock shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) subject to the terms and provisions of the Financing Agreements, entitled to the rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of each of the Purchasers in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws, and the Securities will be issued in compliance with all applicable state and federal securities laws. Except as provided in the Investors' Rights Agreement, the issuance of the Securities is not (and will not be) subject to any preemptive rights or rights of first refusal. Upon the Closing, each share of Series B Stock shall be convertible pursuant to the terms of the Series B Designation into 48.40271 shares of Common Stock.




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          2.5 SEC Filings; Financial Statements.

               (a) The Company has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the Company's annual report on Form 10-K for the year ended December 31, 2000. All such forms, reports and documents, including the Company's annual report on Form 10-K for the year ended December 31, 2001, are referred to herein as the "Company SEC Reports." As of their respective dates, each of the Company SEC Reports, as of the date filed and as they may have been subsequently amended, (i) were prepared in accordance with all requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not contain any untrue statement of a material fact or did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or specifically identified in the Company SEC Reports or have been specifically identified as material agreements on Schedule 2.5(a) of the Disclosure Letter, and made available, to counsel to the Purchasers.

               (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (collectively, the "Financial Statements") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and (iii) fairly presented the financial position of the Company at the respective dates thereof and for the periods indicated therein, except in the case of unaudited quarterly financial statements for the omission of certain footnotes and subject to normal and recurring year-end adjustments. The unaudited financial statements of the Company for the period ending June 30, 2002, in the form provided to the Purchasers (the "Unaudited 6/30/02 Financial Statements"), (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and (ii) represented in all material respects the financial position of the Company at the respective dates thereof and for the periods indicated, except for the omission of footnotes and statement of cash flows and subject to normal and recurring year-end adjustments. Except as set forth in the Unaudited 6/30/02 Financial Statements or specifically identified in the Company SEC Reports, the Company has no liabilities, contingent or otherwise, other than obligations and commitments incurred in the ordinary course of business that are not required under generally accepted accounting principles to be reflected in the Unaudited 6/30/02 Financial Statements, in each case which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is not aware of any material liability of any nature, direct or indirect, contingent or otherwise, or any amount not adequately reflected or reserved against in the Unaudited 6/30/02 Financial Statements and notes thereto.

               (c) The Company satisfies the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Investors' Rights Agreement).




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The Company is not required to file and, if it were to file a registration statement on Form S-3 on the date hereof, would not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC. To the knowledge of the Company, except for the issuance of the Series B Shares contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its business, properties, operations, prospects or financial condition, that would be required to be disclosed by the Company under applicable securities laws or the rules and policies of Nasdaq and the Company's listing agreement with Nasdaq, and which has not been publicly disclosed.

          2.6 Title to Properties; Liens and Encumbrances. The Company and its Subsidiaries have good and marketable title to, or in the case of leased properties and assets, valid and enforceable leaseholds or licensed interests in, all of their respective material properties and assets. Such properties and assets are not subject to any material mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance or charge, except liens for current taxes not yet due and payable and mechanics liens incurred in the ordinary course of business. The material properties and assets of the Company and its Subsidiaries are in good condition and repair in all material respects. Except as disclosed in Schedule 2.6 of the Disclosure Letter, such material properties and assets constitute all of the material properties and assets, tangible and intangible, of any nature whatsoever, necessary to operate the Company's business as it is currently being operated.

          2.7 Intellectual Property Rights. The Company and its Subsidiaries (a) own or have sufficient right to use, free and clear of all liens, claims and restrictions, all material patents, trade secrets, inventions, know-how, designs, processes, technical data, trademarks, service marks, trade names, copyrights and other intangible or intellectual property rights ("Intellectual Property Rights") (and licenses with respect to the foregoing) needed for or used in the conduct of its business as now conducted and as proposed to be conducted (as set forth in the SEC Reports) without infringing upon or otherwise acting adversely to the right or claimed right of any person or entity under or with respect to any of the foregoing, and (b) are not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Right, with respect to the use thereof or in connection with the conduct of their businesses. Neither the Company nor any of its Subsidiaries are infringing upon or otherwise acting adversely to the right or, to the Company's knowledge, claimed right of any person under or with respect to any Intellectual Property Right. The Company has not received any written or, to the actual knowledge of any directors or executive officers of the Company, other communications alleging that the Company or any of its Subsidiaries have violated any Intellectual Property or other proprietary right of any other person or entity, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would reasonably be expected to cause a Material Adverse Effect. The Company has no knowledge of any third party that is infringing or improperly using any Intellectual Property Right held by the Company or any of its Subsidiaries, and except as disclosed in the Company SEC Reports neither the Company nor any of its Subsidiaries have instituted any action, suit or proceeding in which an act constituting an




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infringement of any such Intellectual Property Right was alleged to have been committed by a third party. There is no claim, action or proceeding being made by the Company or any of its Subsidiaries regarding any of the foregoing Intellectual Property Rights of the Company or any of its Subsidiaries or brought or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries regarding any of the foregoing Intellectual Property Rights of the Company or any of its Subsidiaries, or the use of any Intellectual Property Rights of any third party by the Company or any of its Subsidiaries that, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to cause a Material Adverse Effect.

          2.8 Proprietary Information Agreements. All current and former employees and consultants of the Company and its Subsidiaries that have or are reasonably expected to contribute to the development of the products or technology of the Company and/or its Subsidiaries are parties to a written confidentiality and invention and proprietary rights assignment agreement substantially in the form previously delivered to counsel for the Purchasers, except where the Company's failure to obtain such agreements, in any single case or in the aggregate, should not be reasonably expected to adversely affect the assets, properties, financial condition, operating results or business of the Company. To the Company's knowledge, none of the current or former employees of the Company or any of its Subsidiaries is, or is alleged to be, in material violation of any employment agreement, non-competition agreement, invention or proprietary information disclosure agreement, or other contract or agreement to which any of them is a party which violation or alleged violation relates to their relationship to the Company, its Subsidiaries, their businesses or operations, or is in material violation of the Confidentiality and Inventions Agreement with the Company or any of its Subsidiaries to which such employee is a party. None of the employees of the Company or its Subsidiaries, to the Company's knowledge, has taken, removed or made use of any material proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer, and the Company and its Subsidiaries has not and will not make use of any such material proprietary items in the business of the Company. The Company and its Subsidiaries have taken all commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, any of the Intellectual Property Rights of the Company and its Subsidiaries.

          2.9 Privacy. The Company and its Subsidiaries have obtained any and all necessary consents from customers with regard to their collection and dissemination of personal customer information in accordance in all material respects with any applicable privacy policy published or otherwise communicated by Company and any applicable laws, rules or regulations. The practices of the Company and its Subsidiaries regarding the collection and use of personal customer information are and have been in all material respects in accordance with such privacy policies and with all applicable laws, rules or regulations. The use of the current products and services of the Company and its Subsidiaries by customers for the intended purposes of such products and services, as described in the Company SEC Reports and in the product documentation of the Company and its Subsidiaries, does not violate any laws, rules or regulations regarding the collection, use or disclosure of personal information in any material respect.




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          2.10 Governmental Permits. The Company and its Subsidiaries have all governmental permits, operating authority, licenses, franchises, certificates, consents, rights and privileges as are necessary to the operation of their businesses as currently conducted, the absence of which would reasonably be expected to cause a Material Adverse Effect (collectively, "Permits"). Such Permits are in full force and effect, no material violations have been or are expected to have been recorded in respect of any such Permits, and no material proceeding is pending or threatened that could result in the revocation or limitation of any of such Permits. The Company has not received any written notice of proceedings relating to the revocation or modification of any such Permits. The Company and its Subsidiaries have conducted their businesses in material compliance with all Permits.

          2.11 Compliance with Other Instruments; No Conflicts. The Company and its Subsidiaries are not in violation, breach or default of any term of their respective certificates of incorporation or bylaws, or, in any material respect, of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company or any of its Subsidiaries is a party, or of any provision of any foreign or domestic state or federal judgment, decree, order statute, rule or regulation applicable to or binding upon the Company or any of its Subsidiaries other than such violation, breach or default which has not caused and would not reasonably be expected to cause a Material Adverse Effect. The execution, delivery and performance of the Financing Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, the performance by the Company of its obligations under the Certificate of Designation, and the issuance of the Securities have not and will not (with or without notice or lapse of time, or both): (a) conflict with or violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, indenture or instrument (including, without limitation, any stock option, employee stock purchase or similar plan or any employment or similar agreement) to which the Company or any of its Subsidiaries is a party (including, without limitation, triggering the application of any change of control or similar provision (whether "single trigger" or "double trigger")); (b) violate any provision of the certificates of incorporation or bylaws of the Company or any of its Subsidiaries; (c) result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any material Permit applicable to the operations or assets of the Company or any of its Subsidiaries; or (d) result in a violation by the Company or any of its Subsidiaries of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of NASDAQ). The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, which violation would reasonably be expected to cause a Material Adverse Effect on the Company. The Company is not in violation of the listing requirements of NASDAQ or its listing agreement with Nasdaq.

          2.12 Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, overtly threatened in writing or, to the actual knowledge of any directors or executive officers of the Company, by other means against the Company or any of its Subsidiaries or its or their properties before any court, governmental




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agency, public board or self-regulatory organization (other than ordinary course litigation that, if determined adversely to the Company, would not be reasonably be expected to cause a Material Adverse Effect).

          2.13 Employees. The Company SEC Reports accurately describe, as of the date of this Agreement, the employee benefit plans and arrangements of the Company and its Subsidiaries therein described. Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its or their assets is bound by or subject to) any arrangement with any labor union and neither the Company nor any of its Subsidiaries has any collective bargaining agreements covering any of its employees. There is no pending or, to the best of the Company's knowledge, threatened union organizing effort or labor dispute involving the Company or any of its Subsidiaries and any group of its or their employees. Subject to applicable law and to the terms of employment agreements described in Schedule 2.13, copies of which have been provided to the Purchasers, the employment of each officer and employee of the Company or any of its Subsidiaries is terminable at the will of the Company. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, equal employment opportunity and with other laws related to employment. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          2.14 Insurance. The Company has obtained and maintains in full force and effect fire, casualty, directors' and officers' liability and other and liability insurance policies with recognized insurers with such coverages as are customary for companies in businesses similarly situated. The Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially in excess of current levels.

          2.15 Material Contracts and Obligations.

               (a) Except for the contracts and agreements filed as exhibits to the Company SEC Reports, Schedule 2.15(a) of the Disclosure Letter contains a complete list of all contracts to which the Company or any of its Subsidiaries are a party, or to which any of their respective assets or properties are subject, in each case which are, or would reasonably be expected to become, significant or material to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

               (b) There are no existing, pending or, to the actual knowledge of any directors or executive officers of the Company, threatened claims for indemnification with respect to infringement or misappropriation (or alleged or potential infringement or misappropriation) of intellectual property rights under any material agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries




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is bound, except for claims arising after December 31, 2001 that have been settled, satisfied or otherwise resolved in full prior to the date hereof.

               (c) Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, is any other party in default under or material violation of any contract listed on Schedule 2.15(a) of the Disclosure Letter or referenced in Section 2.15(a) to which the Company or any of its Subsidiaries is a party.

          2.16 Tax Returns and Payments. The Company and its Subsidiaries have accurately prepared and timely filed all tax returns (foreign, federal, state and local) required to be filed by them or obtained extensions therefor. All taxes shown to be due and payable on said returns, any assessments received, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the date hereof have been paid or will be paid prior to the time they become delinquent. The federal income and state income franchise tax, sales or use tax returns of the Company and its Subsidiaries have not been audited by any governmental authority since January 1, 2001. No material deficiency assessment or proposed adjustment of the Company's or any of its Subsidiaries' foreign or federal income tax or state or local taxes is pending and the Company has no knowledge of any proposed material liability for any tax to be imposed upon its properties or assets for which the Company has not adequately reserved. The provision for taxes of the Company and its Subsidiaries as shown in the Financial Statements is materially adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code and has not made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would reasonably be expected to cause a Material Adverse Effect on the Company.

          2.17 No Other Agreements Relating to Voting or Transfer. Except as contemplated by the Financing Agreements, the Certificate of Designation and the Company's Certificate of Incorporation, there is no agreement between the Company, any of its Subsidiaries, or any of officers or directors of the Company or any of its Subsidiaries, that directly affects or relates to the voting of or giving of consents or approvals with respect to any voting security.

          2.18 Certain Transactions. Except as disclosed in the Company SEC Reports, (i) the Company and its Subsidiaries are not directly or indirectly indebted to any officers or directors of the Company or any of its Subsidiaries, or to any member of his or her immediate family, in any amount whatsoever, or to any holder of more than five percent (5%) of the Company's outstanding Common Stock, (ii) no holder of more than five percent (5%) of the Company's outstanding Common Stock or any of the Company's Subsidiaries, or officer or director of the Company or any of its Subsidiaries, or member of his or her immediate family, has incurred any indebtedness for borrowed money, or incurred any other liabilities, to the Company or any of its Subsidiaries, of greater than $60,000, or, to the knowledge of the Company, has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that currently directly competes with the Company or any of its Subsidiaries (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded), (iii) none of the officers or directors of the Company and its Subsidiaries, or member of his or her immediate family, is directly or indirectly interested in or party to any contract or commercial or financial relationship with the Company or any of its Subsidiaries with a value exceeding $100,000, and (iv) the Company and its Subsidiaries are not guarantors or indemnitors of any material indebtedness of any other person, firm or corporation.

          2.19 Changes. Since June 30, 2002 there has not been:

               (a) any development, condition or circumstance which has had or should reasonably be expected to have a Material Adverse Effect;

               (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries (as such business is presently conducted);

               (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business;

               (d) any waiver by the Company or any of its Subsidiaries of a material right or of a material debt owed to it;

               (e) any change or amendment to a material contract or material arrangement by which the Company, any of its Subsidiaries or any of its assets or properties is bound or subject, except in the ordinary course of business which have not been in the aggregate materially adverse;

               (f) any material change in any compensation arrangement or agreement with any officer, or any employee or group of employees who receive, in the aggregate, a material amount of cash, options and other remuneration under such arrangement(s) or agreement(s), of the Company or any of its Subsidiaries;

               (g) any sale, assignment, license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of its Subsidiaries other than non-exclusive licenses in the ordinary course of business;

               (h) any resignation or termination of employment of any officer of the Company or any of its Subsidiaries; and the Company does not know of the impending resignation or termination of employment of any such officer;

               (i) to the actual knowledge of any director or executive officer of the Company, receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company or any of its Subsidiaries;

               (j) any loans made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families in excess of $250,000 individually or in the aggregate, other than travel advances and other advances made in the ordinary course of its business, or any guarantees made by the Company or any of its subsidiaries to or for the benefit of any of the foregoing persons other than in the ordinary course;

               (k) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct redemption, purchase or other acquisition of any of such stock by the Company or any of its Subsidiaries;

               (l) any other event or condition of any character that the Company believes would reasonably be expected to cause a Material Adverse Effect; or

               (m) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.19.

          2.20 Employee Benefit Plans. The Company and its Subsidiaries have materially complied with all applicable material local, state and federal regulations with respect to each employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement and employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

          2.21 Environmental and Safety Laws. The Company and its Subsidiaries
(a) are in material compliance with any and all Environmental Laws, (b) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, (c) are in material compliance with all terms and conditions of any such permit, license or approval and (d) have no material expenditures that are or, to Company's knowledge, will be required in order to comply with any such Environmental Laws. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) as they currently exist, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          2.22 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of Securities.

          2.23 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

          2.24 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of his actions for, or on behalf of, the Company or any of its Subsidiaries used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          2.25 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with general accepted accounting principles and to maintain asset and liability accountability and (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization.

          2.26 Application of Takeover Protections. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities, or as a result of the acquisition by the Purchasers of additional shares of Common Stock (whether then-outstanding or newly issued).

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, as of the date of the Agreement and as of the Closing, but only with respect to such Purchaser, as follows:

          3.1 Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance by such Purchaser of the Financing Agreements has been taken, and the Financing Agreements, when executed and delivered by the Purchasers, will constitute valid and binding obligations of the Purchasers, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditor's rights.

          3.2 Investment. Such Purchaser is acquiring the Series B Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Such Purchaser understand that the Securities to be purchased by it have not been and will not be (except as contemplated by the Investors' Rights Agreement) registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          3.3 Experience; Accredited Investor. Such Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and protecting its own interests in connection with such investment. Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

          3.4 Rule 144. Such Purchaser acknowledges that the Securities are restricted securities within the meaning of applicable securities laws, have not been registered under the Securities Act, and must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Securities will bear a legend reflecting these conditions on transferability thereof.

          3.5 Information. Such Purchaser believes it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities. Such Purchaser represents and acknowledges that it believes it has had an opportunity to ask questions and receive answers from the Company's officers, employees and directors regarding the terms and conditions of the offering of the Securities. Such Purchaser has sought such advice as it considered necessary to make an informed investment decision with respect to acquisition of the Securities. The foregoing, however, does not limit or modify such Purchaser's rights under this Agreement including, without limitation, the representations and warranties of the Company in this Agreement or the right of such Purchaser to rely thereon.

          3.6 Further Limitations on Dispositions. Without in any way limiting the representations set forth above, such Purchaser further agrees that, if at the time of any transfer of any Securities, such Securities shall not be registered under the Securities Act, prior to any disposition of all or any portion of the Securities, the Company may require, as a condition of allowing such transfer, that the holder or transferee furnish to the Company (i) such information as is appropriate to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the holder or transferee, an opinion by legal counsel designated by such holder or transferee and reasonably satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act. No such opinion of the Counsel shall be necessary for any transfer to any person or entity that is deemed to be an "affiliate" of such Purchaser for purposes of the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original Purchaser hereunder.

          3.7 Residence. Such Purchaser is a resident of that jurisdiction specified in its address listed on Exhibit A.

          3.8 Confidentiality. Such Purchaser shall not disclose or provide to any other person or entity any non-public information or materials, or copies thereof, whatsoever about the Company, disclosed or made available to the Purchasers in connection with the transactions contemplated hereby, or in the Purchasers' capacity as stockholders of the Company; provided, however, that such Purchaser may disclose such information to such Purchaser's legal and financial advisors in connection with advice to be rendered by them to such Purchaser, or to such Purchaser's investors or potential investors or affiliates, or to any transferee or potential transferees of the Securities if such transfer is made in compliance with all the terms and conditions of this Agreement. Prior to such disclosure, such Purchaser shall: (i) advise such legal and financial advisors or such Purchaser's investors or potential investors or affiliates, or transferees or potential transferee, as the case may be, that each of them shall not further disclose such information or materials to any other person or entity or utilize such information or materials for the benefit of any person or entity other than the Company or the Purchasers, or such transferee, in the capacity of a stockholder of the Company, or in connection with the transactions contemplated hereby; and (ii) ensure that each such person or entity executes an nondisclosure agreement in favor of the Company, the form of which is customary for general commercial transactions. The nondisclosure obligations set forth above shall not apply to any information which the Company determines in writing shall not be the subject of such nondisclosure obligations, nor shall such obligations apply to any information which, by applicable law, the Company may not prohibit the Purchasers from disclosing. The Purchasers may disclose any information to any governmental authority having jurisdiction over it, provided that the Company when reasonably possible shall be given reasonable advance written notice of Purchaser's intent to disclose any information covered under this Section 3.8 unless Purchaser is precluded from doing so by applicable law.

          3.9 General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          3.10 Broker-dealer. Neither Purchaser nor any Affiliate of Purchaser is a registered broker-dealer under the rules and regulations of the SEC and NASD.

     SECTION 4. CONDITIONS TO PURCHASERS' OBLIGATIONS.

          4.1 Conditions to Purchasers' Obligations at the Closing. The obligation of each Purchaser hereunder to purchase Series B Shares at the Closing, is subject to the fulfillment on or prior to the Closing of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by the Purchasers at any time in their sole discretion by providing the Company with written notice thereof.

               (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made on and as of the same date.

               (b) Covenants. All covenants, agreements, and conditions in this Agreement required to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with in all material respects by the Company.

               (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

               (d) Permits. All governmental and third party Permits, filings and waivers necessary for consummation of the transactions to be consummated at the Closing shall have been obtained.

               (e) Filing of Designation. The Series B Designation shall have been filed with the Secretary of State of the State of Delaware.

               (f) Good Standing Certificates. The Company shall have delivered a certificate of status dated as of a date no more than three (3) business days prior to the Closing issued by the Secretary of State of the State of Delaware to the effect that the Company is legally existing and in good standing.

               (g) Secretary's Certificate. The Company shall have delivered a certificate executed by the Secretary or Assistant Secretary of the Company dated as of the Closing certifying to the following matters: (i) the resolutions adopted by the Board relating to the transactions contemplated by this Agreement, (ii) the Company's certificate of incorporation as of the Closing , including the Series B Designation, as certified by the Delaware Secretary of State, (iii) the Bylaws of the Company; and (iv) incumbency of the officers of the Company authorized to execute the Financing Agreements.

               (h) Stock Certificates. The Company shall have executed and delivered to each Purchaser a certificate for the Series B Shares purchased by such Purchaser at the Closing.

               (i) Financing Agreements. The Company shall have executed each of the Financing Agreements and delivered the same to such Purchaser.

               (j) Compliance Certificate. The Chief Executive Officer and Chief Financial Officer of the Company shall have executed and delivered as of the Closing, a certificate certifying that the conditions specified in Sections 4.1(a), (b), and (o) have been fulfilled.

               (k) Opinion of Counsel. Such Purchaser shall have received an opinion of Proskauer Rose LLP, counsel to the Company, as of the Closing, in substantially the form as attached hereto as Exhibit I.

               (l) Listing of Common Stock. The Common Stock shall be designated for quotation on either the NASDAQ National Market or the NASDAQ SmallCap Market, and shall not have been suspended by the SEC or NASDAQ from trading on such market.

               (m) Reservation of Common Stock. The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Shares, at least 6,050,339 shares of Common Stock.

               (n) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Financing Agreements, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

               (o) No Material Adverse Effect. Between the time of the execution of this Agreement and the Closing, there shall have been no development, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

               (p) Transfer Agent Certificate. The Company shall have caused to be delivered a certificate executed by the transfer agent of the Company certifying the total number of shares of Common Stock of the Company outstanding as of a day within five (5) days prior to the Closing.

               (q) Asset Purchase Agreement. The Company shall have executed and delivered an Asset Purchase Agreement to acquire certain assets of Elbit Vflash Inc., d/b/a Nowmaketing (the "Asset Purchase Agreement"), and consummated the transactions contemplated thereby, including, without limitation, the intellectual property associated with NowCode, in exchange for 4.1 million shares of the Company's Common Stock.

     SECTION 5. CONDITIONS TO COMPANY'S OBLIGATIONS

          5.1 Conditions to Company's Obligations at the Closing. The Company's obligation to issue, sell and deliver the Series B Shares at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Company at any time in its sole discretion by providing the Purchasers with written notice thereof.

               (a) Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing, with the same force and effect as if they had been made on or as of the same date.

               (b) Payment of the Purchase Price. The Purchasers shall have delivered to the Company the aggregate Purchase Price for the Series B Shares purchased at the Closing.

               (c) Financing Agreements. The Purchasers shall have executed each of the Financing Agreements and delivered the same to the Company.

               (d) Covenants. All covenants, agreements, and conditions in this Agreement required to be performed or complied with by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects by such Purchasers.

               (e) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Financing Agreements, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

               (f) Asset Purchase Agreement. The Purchasers shall have executed and delivered the Asset Purchase Agreement and the transactions contemplated thereby shall have been consummated.

     SECTION 6. COVENANTS. The parties hereby covenant and agree as follows:

          6.1 Form D and Blue Sky. The Company agrees to file timely a Form D with the SEC with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the applicable Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

          6.2 Reporting Status. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company shall take all action reasonably available to: (1) make and keep public information available, as those terms are understood and defined in Rule 144; and (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act. This
Section 6.2 shall terminate with respect to a Purchaser when such Purchaser is able to sell pursuant to Rule 144(k) all the shares of Common Stock issuable to such Purchaser upon conversion of any Series B Shares acquired hereunder by such Purchaser.

          6.3 Transfer Agent Matters. The Company and the Purchasers shall agree, prior to the Closing, on a form of letter of instruction to be delivered to the Company's transfer agent regarding the issuance of the Securities (which shall include, among other matters, irrevocable instructions to issue certificates upon conversion of the Series B Shares). The Company shall, prior to or as of the Closing, deliver to the transfer agent an executed copy of such letter authorizing the transfer agent to issue, pursuant to the instructions in the letter, the Securities.

          6.4 Press Release. The Company shall issue a press release or other announcement of this Agreement and the transactions contemplated hereby in such form as mutually agreed by the Company and the Purchasers, promptly following the Closing. The Purchaser shall not issue any press release or make any other public statement with respect to the Financing Agreements or the transactions contemplated thereby, except as required by law.

     SECTION 7. MISCELLANEOUS

          7.1 Waivers and Amendments. Neither this Agreement nor any term hereof may be amended except by a written instrument signed by the Company and Purchaser holding a majority of the Series B Shares purchased hereunder. This Agreement may not be waived except by an instrument in writing executed by the party entitled to the benefits thereby waived. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed to be, a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

          7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York. Each party hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York for the adjudication of any dispute hereunder.

          7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby until the earlier of (i) the first anniversary of the date hereof and (ii) the date on which the Purchasers have sold or otherwise transferred (other than to their affiliates) all the Securities issued to such Purchasers hereunder. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding anything else herein to the contrary, each Purchaser may freely assign its rights hereunder to any person or entity that is deemed to be an "affiliate" of such Purchaser for purposes of the Securities Act.

          7.5 Entire Agreement. This Agreement (i) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercedes all prior understandings and agreements relating to the subjects hereof, whether written or oral between the parties hereof and
(ii) terminates any and all rights the parties may have had that arose under or in connection with all prior understanding and agreements, including in each case all prior term sheets between the Company and any or all of the Purchasers.

          7.6 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.7 Legends. Each certificate representing the Securities shall be endorsed with a legend referencing such restrictions of such rules and regulations of the SEC and such contractual restrictions as the Company deems appropriate and a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Each certificate representing the Securities shall also bear any legend required by any applicable state or foreign securities laws. The Company need not register a transfer of Securities unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend is satisfied.

          7.8 Removal of Legends and Transfer Restrictions. The legend relating to the Securities Act endorsed on a stock certificate pursuant to Section 7.7 of this Agreement and the stop transfer instructions with respect to the shares of the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such shares, if such shares are sold under Rule 144 or, in the event subsection (ii) below applies, are eligible to be sold and such holder provides to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that (i) a public sale, transfer or assignment may be made without registration or (ii) such shares may be sold pursuant to Rule 144(k) of the Securities Act.

          7.9 Titles and Subtitles The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchasers, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchasers of any breach or default under this Agreement, or any waiver by the Purchasers of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

          7.12 Expenses.

               (a) Each party will bear its respective costs, fees and expenses (including legal and auditors' fees) incurred in connection with the Financing Agreements and the transactions contemplated hereby and thereby.

               (b) In the event that any action, suit or other proceeding is instituted concerning or arising out of the Financing Agreements or the transactions contemplated hereby and thereby, the prevailing party shall recover all of such party's reasonable costs, fees and expenses (including legal fees) incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          7.13 Notices. Any notice, instruction, or communication required or permitted to be given under this Agreement to any party shall be in writing (which may include telex, telegram, telecopier, or other similar form of reproduction followed by a mailed hard copy) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid, (or for foreign addresses by Federal Express, DHL or other comparable delivery service) addressed to the principal office of such party or to such other address as such party may request by written notice. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. The address of the Purchasers shall be as set forth on Exhibit A hereto or at such other address as the Purchaser shall have furnished to the Company in writing. Notice of change of address shall be given in accordance herewith. For ease of reference, a current business address for the Company is as follows:

                    To Company:   24/7 Real Media, Inc.
                                  1250 Broadway
                                  New York, NY 10001
                                  Attn:  General Counsel
                                  Tel: (212) 231-7100
                                  Fax: (212) 760-2811

     A copy of any notice to the Company (which shall not constitute notice) shall be given to:

                                  Proskauer Rose LLP
                                  1585 Broadway
                                  New York, New York 10036
                                  Attn:  Ronald R. Papa, Esq.
                                  Tel: (212) 969-3325
                                  Fax: (212) 969-2900

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered or caused this Series B Preferred Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

"COMPANY"

24/7 REAL MEDIA, INC.


By: /s/ Norman M. Blashka
   -------------------------------
   Name:  Norman M. Blashka
   Title: EVP & CFO


"PURCHASERS"

ELBIT LTD.


By: /s/ Gil Ben Itzhak
   -------------------------------
   Name:  Gil Ben Itzhak
   Title:


By: /s/ Paul Weinberg
   --------------------------------
   Name:  Paul Weinberg
   Title:

GILBRIDGE INC.


By: /s/ Emmanuel Gil
   -------------------------------
   Name:  Emmanuel Gil
   Title: Chairman & CEO

         [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                                    Exhibit A

                             Schedule of Purchasers

       Purchasers and Address          Series B Shares
------------------------------------   ---------------

Elbit Ltd.                                 100,000
c/o Elron Electronic Industries Ltd.
3 Azrieli Center
The Triangle Building, 42nd Floor
Tel Aviv, Israel  67023
Attention: Paul Weinberg
Tel: (972) 3-607-5555
Fax: (972) 3-607-5565

Gilbridge Inc.                              25,000
152 West 57th Street, 54th Floor
New York, New York  10019
Attention:  Jeremy Levine
Tel: (212) 245-8713
Fax: (212) 245-8732

in each case, with a copy to:

Brobeck, Phleger & Harrison LLP
1633 Broadway, 47th Floor
New York, New York  10019
Attention:  Richard Gilden, Esq.
Tel: (212) 237-2559
Fax: (212) 586-7878